Exhibit 10.60

AMENDMENT NO. 1 TO SECOND LIEN LETTER OF CREDIT, LOAN AND SECURITY AGREEMENT

as of April 1, 2013

Ares Capital Corporation, as Agent

245 Park Avenue, 44th Floor

New York, New York 10167

Ladies and Gentlemen:

ARES CAPITAL CORPORATION, in its capacity as agent (in such capacity, “Agent”) pursuant to the Loan Agreement (as hereinafter defined) acting for and on behalf of the Secured Parties (as defined in the Loan Agreement), and the parties to the Loan Agreement as lenders (individually, each a “Lender” and collectively, “Lenders”) have entered into financing arrangements pursuant to which Agent, Issuing Bank (as defined in the Loan Agreement) and Lenders may make loans and advances and provide other financial accommodations to LIGHTING SCIENCE GROUP CORPORATION, a Delaware corporation (“Borrower”), as set forth in the Second Lien Letter of Credit, Loan and Security Agreement, dated September 20, 2011 (as the same now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced, the “Loan Agreement”), by and among Borrower, BIOLOGICAL ILLUMINATION, LLC, a Delaware limited liability company (“Biological”), LSGC, LLC, a Delaware limited liability company (“LSGC”, and together with Biological, each individually a “Guarantor” and collectively, “Guarantors”), Agent and Lenders, and the other Financing Agreements (as defined in the Loan Agreement). Capitalized terms not otherwise defined herein shall have the respective meanings ascribed thereto in the Loan Agreement.

Borrower and Guarantors have requested that (a) Agent and Lenders waive the Event of Default under the Financing Agreements resulting from the establishment by Borrowers of a Subsidiary, Lighting Science India Private Limited, a private limited company formed under the laws of India (“LS India”) without pledging the equity interests thereof, in breach of the provisions of the Financing Agreements (the “Existing Default”), (b) Agent and Lenders agree to extend the Maturity Date from February 20, 2014 (the “Original Maturity Date”) to April 2, 2014 (the “Extended Maturity Date”) and (c) Agent cause Issuing Bank to extend the maturity date of the Letter of Credit from the Original Maturity Date to the Extended Maturity Date, which Agent and Lenders are willing to do subject to the terms and conditions set forth in this Amendment No. 1 to Second Lien Letter of Credit, Loan and Security Agreement (this “Amendment”).

The parties hereto wish to enter into this Amendment to evidence and effectuate such amendments and certain other agreements relating thereto, in each case subject to the terms and conditions and to the extent set forth herein.

In consideration of the premises and covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Interpretation. All capitalized terms used herein shall have the meanings assigned thereto in the Loan Agreement and the other Financing Agreements, unless otherwise defined herein.

2. Amendment to Loan Agreement. Section 13.1(a) of the Loan Agreement is hereby amended and restated in its entirety as follows:

(a) This Agreement and the other Financing Agreements shall become effective as of the date set forth on the first page hereof and shall continue in full force and effect for a term ending on April 2, 2014 (the “Maturity Date”). In addition, Borrower may, subject to compliance with Section 2.4, terminate this Agreement at any time and Agent may, at its option, and shall at the direction of Required Lenders, terminate this Agreement at any time on or after an Event of Default. Upon the Maturity Date or any other effective date of termination of the Financing Agreements, Borrower shall pay to Agent all outstanding and unpaid Obligations and shall furnish cash collateral to Agent (or at Agent’s option, a letter of credit issued for the account of Borrower and at Borrower’ expense, in form and substance reasonably satisfactory to Agent, by an issuer acceptable to Agent and payable to Agent as beneficiary) in such amounts as Agent determines are reasonably necessary to secure Agent, the Lenders and Issuing Bank from loss, cost, damage or expense, including reasonable attorneys’ fees and expenses, in connection with any contingent Obligations. Such payments in respect of the Obligations and cash collateral shall be remitted by wire transfer in Federal funds to such bank account of Agent as Agent may, in its discretion, designate in writing to Borrower for such purpose. Interest shall be due until and including the next Business Day, if the amounts so paid by Borrower to the bank account designated by Agent are received in such bank account later than 12:00 noon (New York City, New York time)

3. Waiver of Existing Default/Pledge of Capital Stock of LS India; No Other Waiver.

(a) Pursuant to Borrower’s and Guarantors’ request, subject to the terms and conditions contained herein, Agent and Lenders hereby waive the Existing Default; provided, that, (i) within ten (10) Business Days of the date hereof, Agent shall have received (A) true, correct and complete copies of all agreements, documents and instruments relating to the incorporation and/or formation of LS India, including, but not limited to, the certificate or certificates of incorporation and/or formation to be filed with each appropriate foreign jurisdiction, to the extent applicable (with a copy as filed promptly after such filing); and (B) Borrower shall, upon the request of Agent, (1) execute and deliver to Agent a pledge and security agreement, in form and substance reasonably satisfactory to Agent, granting to Agent a second priority security interest in and lien upon (subject, as to priority, only to the first priority security interest and lien of the First Lien Agent under the First Lien Financing Documents) all of the issued and outstanding shares of Capital Stock of LS India (it being understood and agreed that with respect to Capital Stock of LS India, Borrower shall only be required to pledge sixty-five (65%) percent of all of the issued and outstanding shares of Capital Stock of LS India entitled to vote, together with stock or membership interest powers (as applicable) with respect thereto duly executed in blank (or otherwise take such actions as Agent shall reasonably require with respect to Agent’s security interests therein); and (2) Borrower shall execute and deliver such other agreements, documents and instruments as Agent may reasonably request in connection therewith.

(b) Agent and Lenders have not waived and are not by this Amendment waiving, and have no present intention of waiving, any Default or Event of Default, other than the Existing Default, which may have occurred prior to the date hereof, or may be continuing on the date hereof or any Event of Default which may occur after the date hereof, other than the Existing Default, whether the same or similar to the Existing Default or otherwise. Agent and Lenders reserve the right, in their discretion, to exercise any or all of its or their rights and remedies arising under the Financing Agreements, applicable law or otherwise, as a result of any other Event of Default which may have occurred prior to the date hereof, or are continuing on the date hereof, or any Event of Default which may occur after the date hereof, whether the same or similar to the Existing Default or otherwise upon or after the rescission and termination of the waiver provided for in Section 3(a) above. Nothing contained herein shall be construed as a waiver of the failure of Borrower and Guarantors to comply with the terms of the Loan Agreement and the other Financing Agreements after such time.

4. Acknowledgment of Security Interests and Financing Agreements.

(a) Acknowledgment of Security Interests. Borrower and Guarantors hereby acknowledge, confirm and agree that Agent and Secured Parties have, and shall continue to have, valid, enforceable and perfected security interests in and liens upon the Collateral heretofore granted by Borrower and Guarantors to Agent and Secured Parties pursuant to the Financing Agreements or otherwise granted to or held by Agent and Secured Parties.

(b) Binding Effect of Financing Agreements. Borrower and Guarantors hereby acknowledge, confirm and agree that: (i) each of the Financing Agreements to which Borrower and Guarantors are a party has been duly executed and delivered to Agent and Secured Parties by Borrower and Guarantors, and each is in full force and effect as of the date hereof, (ii) the agreements and obligations of Borrower and Guarantors contained in such Financing Agreements to which they are a party and in this Amendment constitute the legal, valid and binding Obligations of Borrower and Guarantors, enforceable against them in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or limiting creditors’ rights generally or by equitable principles relating to enforceability, and Borrower and Guarantors have no valid defense to the enforcement of such Obligations, and (iii) Agent and Secured Parties are and shall be entitled to the rights, remedies and benefits provided for in the Financing Agreements (including this Amendment) and pursuant to applicable law.

5. Representations, Warranties and Covenants. Each Borrower and Guarantor hereby represents, warrants and covenants to Agent and Lenders the following (which shall survive the execution and delivery of this Amendment), the truth and accuracy of which are a condition to the amendments contemplated hereby and the extension of the Letter of Credit and a continuing condition to the Commitments of the Lenders under the Loan Agreement:

(a) this Amendment and each other agreement or instrument to be executed and delivered by Borrower and Guarantors in connection herewith (collectively, together with this Amendment, the “Amendment Documents”) have been duly authorized, executed and delivered by all necessary corporate or limited liability company action (as applicable) on the part of Borrower and Guarantors which are a party hereto and thereto and, if necessary, their respective stockholders, as the case may be, and the agreements and obligations of Borrower and Guarantors, as the case may be, contained herein and therein constitute the legal, valid and binding obligations of Borrower and Guarantors, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought;

(b) the execution, delivery and performance of the Amendment Documents (i) are all within Borrower’s and Guarantors’ respective corporate or limited liability company powers (as applicable), (ii) are not in contravention of law or the terms of Borrower’s or Guarantors’ certificate or articles of organization or formation, operating agreement or other organizational documentation, or any indenture, agreement or undertaking to which Borrower or Guarantors are a party or by which Borrower or Guarantors or their respective property are bound and (iii) shall not result in the creation or imposition of any lien, claim, charge or encumbrance upon any of the Collateral, except in favor of Agent and Lender pursuant to the Loan Agreement and the other Financing Agreements as amended hereby;

(c) all of the representations and warranties set forth in the Loan Agreement and the other Financing Agreements, each as amended hereby, are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct as of such date; and

(d) no Default or Event of Default exists as of the date of this Amendment (other than the Existing Default, which is waived pursuant to Section 3(a) hereunder).

6. Conditions Precedent. This Amendment shall not become effective unless all of the following conditions precedent have been satisfied in full, as determined by Agent:

(a) the receipt by Agent of an original (or faxed or electronic copy) of this Amendment, duly authorized, executed and delivered by Borrower, Guarantors, Agent and Lenders;

(b) the receipt by Agent of a copy of an amendment to the First Lien Loan Agreement, duly authorized, executed and delivered by Borrower, Guarantors, the First Lien Agent and the lenders party thereto, extending the Maturity Date (as defined in the First Lien Loan Agreement) to a date no later than the Extended Maturity Date, on terms satisfactory to Agent and the Lenders;

(c) Borrower shall have paid all reasonable out-of-pocket costs, fees and expenses incurred by Agent and the Lenders or any of their respective Affiliates in connection with the negotiation, preparation and execution of this Amendment and the transactions contemplated hereby, including, without limitation, the reasonable out-of-pocket costs, fees and expenses of counsel to the Agent; and

(d) immediately prior (other than the Existing Default), and immediately after giving effect to the amendments and agreements set forth herein, there shall exist no Default or Event of Default .

7. Effect of this Amendment. Except as modified pursuant hereto, no other changes or modifications to the Financing Arrangements are intended or implied and in all other respects the Financing Agreements are hereby specifically ratified, restated and confirmed by all parties hereto as of the effective date hereof. To the extent of conflict between the terms of this Amendment and the other Financing Agreements, the terms of this Amendment shall control. The Loan Agreement and this Amendment shall be read and construed as one agreement.

8. Further Assurances. The parties hereto shall execute and deliver such additional documents and take such additional action as may be necessary or desirable to effectuate the provisions and purposes of this Amendment.

9. Governing Law. The validity, interpretation and enforcement of this Amendment and any dispute arising hereunder, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York, but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

10. Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

11. Counterparts. This Amendment may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement. In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto. Delivery of an executed counterpart of this Amendment by telecopier or other electronic method of communication shall have the same force and effect as delivery of an original executed counterpart of this Amendment. Any party delivering an executed counterpart of this Amendment by telecopier or other electronic method of communication also shall deliver an original executed counterpart of this Amendment, but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment as to such party or any other party.

[Remainder of Page Intentionally Left Blank]

By the signature hereto of their duly authorized officers, the parties hereto agree as set forth herein.

Very truly yours,

BORROWER:

LIGHTING SCIENCE GROUP CORPORATION

By:	/s/ Thomas C. Shields
Name:	Thomas Shields
Title:	Chief Financial Officer

GUARANTORS:

BIOLOGICAL ILLUMINATION, LLC

By:	/s/ Fred Maxik
Name:	Fred Maxik
Title:	Manager

LSGC, LLC, as Guarantor

By:	Lighting Science Group Corporation, its sole member

By:	/s/ Thomas C. Shields
Name:	Thomas Shields
Title:	Assistant Secretary

[Amendment No. 1 to Second Lien Letter of Credit, Loan and Security Agreement]

AGREED:

AGENT AND LENDER:

ARES CAPITAL CORPORATION

By:	/s/ Christopher Kerezsi
Name:	Christopher Kerezsi
Title:	Authorized Signatory

[Amendment No. 1 to Second Lien Letter of Credit, Loan and Security Agreement]